EXHIBIT 16.1

                   LETTER RE: CHANGE IN CERTIFYING ACCOUNTANT


November  21,  2006



Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
100  F  Street,  NE
Washington,  DC  20549

Re:     Aventura  Holdings,  Inc.
        File  Reference  No.  814-00703

We were previously the independent registered public accounting firm for Aventura Holdings, Inc. and under the date of March 27, 2006, we reported on the financial statements of Aventura Holdings, Inc. as of December 31, 2005 and 2004, and for the period from January 1, 2005 to March 15, 2005 (pre-BDC), period from March 16, 2005 to December 31, 2005 (post -BDC) and for the years ended December 31, 2004 and 2003.

On October 31, 2006, we resigned as the independent registered public accounting firm. We have read Aventura Holdings, Inc.'s statements included in Item 4.01 as it pertains to Salberg & Company, P.A. on the Form 8-K to be filed with the Securities and Exchange Commission and we agree with such statements.

Very  truly  yours,

SALBERG  &  COMPANY,  P.A.


/s/  Scott  D.  Salberg
-----------------------
Scott  D.  Salberg,  CPA,  CVA
For  the  Firm